As filed with the Securities and Exchange Commission on September 27, 2016

Registration No. 333-90959

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3156448
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Galen C. Smith

Chief Financial Officer

Outerwall Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jens M. Fischer

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Outerwall Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by the Registrant on November 15, 1999 (File No. 333-90959), as amended (the “Registration Statement”), to deregister certain securities originally registered by the Registrant pursuant to the Registration Statement.

Effective as of September 27, 2016, as contemplated by the Agreement and Plan of Merger, by and among Aspen Parent, Inc., Aspen Merger Sub, Inc., Redwood Merger Sub, Inc., the Registrant and Redbox Automated Retail, LLC, dated July 24, 2016, Aspen Merger Sub, Inc. merged with and into the Registrant, with the Registrant surviving as a wholly owned subsidiary of Aspen Parent, Inc. (such transaction, the “Merger”).

As part of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, any and all securities registered under the Registration Statement that remain unsold as of the effectiveness of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 27th day of September, 2016.

OUTERWALL INC.

By:	/s/ Donald R. Rench
Name: Donald R. Rench
Title: Chief Legal Officer, General Counsel and Corporate Secretary

NOTE: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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